Exhibit 10.2

Consulting Agreement between
Supernus Pharmaceuticals, Inc. and Consultant

CERTAIN CONFIDENTIAL INFORMATION IDENTIFIED IN THIS DOCUMENT, MARKED BY [**], HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (“Agreement”) is made as of December 31, 2020 (“Effective Date”) by and between Supernus Pharmaceuticals, Inc., having its principal place of business at 9715 Key West Avenue, Rockville, Maryland 20850 (“Supernus” or the “Company”), and Stefan Schwabe (“Consultant”), having an address at [**].

WHEREAS, Consultant recently retired from his Executive Vice President, Chief Medical Officer position at Supernus; and

WHEREAS Supernus hired a new SVP Clinical Research and Operations to take on the Consultant’s former responsibilities and duties; and

WHEREAS, Supernus desires to engage Consultant to perform certain professional services as hereinafter defined; and

WHEREAS, Consultant is willing and able to provide such consulting services to Supernus.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual promises set forth below, Supernus and Consultant hereby agree as follows:

1.    Consulting Services. Supernus hereby retains the services of Consultant to provide professional services related to certain Research and Development functions at Supernus and the integration of the US WorldMeds acquisition during the Term of this Agreement (“Consulting Services”). Consultant shall provide the Consulting Services as directed by the Chief Executive Officer of Supernus.

2.    Term, Extension, Termination of Agreement. The consulting period shall extend for three (3) months from the Effective Date (the “Term”) unless sooner terminated as provided herein. Supernus and Consultant may mutually agree in writing to extend the Term of this Agreement following the expiration of the initial Term. Any such extension shall be on terms and conditions to be mutually agreed on.

    Supernus may terminate this Agreement at any time for cause, including but not limited to any material breach of any of Consultant’s obligations under this Agreement or continuing obligations as a former executive; provided that Supernus will give Consultant a reasonable opportunity to cure any alleged breach that Supernus deems curable.

[**] = CERTAIN CONFIDENTIAL INFORMATION OMITTED

3.    Reporting. Consultant shall furnish periodic written reports relating to the status of the Consulting Services at such intervals, in such form and containing such detail, as Supernus shall require.

4.    Confidential Information. Supernus considers all information acquired by Consultant in conjunction with the performance of the Consulting Services, including all information gathered, prepared or transmitted in any way during the term of this Agreement by either party, to be confidential information to Supernus. Such confidential information shall include, but not be limited to, plans for future developments, and information about costs, customers, profits, markets, sales, products, key personnel, pricing policies, operational methods, technical processes and other business affairs and methods and other information not available to the public or in the public domain (hereinafter referred to as “Confidential Information”). Except as otherwise required for performance of the Consulting Services, Consultant shall not disclose Confidential Information to third parties either during or after the Consulting Term (or any extension thereof). For purposes of this Agreement, Confidential Information shall not include, and the obligations of confidentiality and nondisclosure shall not apply to, information that: (i) is already or becomes publicly available through no fault of Consultant; (ii) is disclosed to Consultant by a third party, unless Consultant has knowledge that the third party is not authorized to disclose such or has knowledge that such information is confidential; (iii) is already known to Consultant, as shown by his prior written records, and not subject to confidentiality; or (iv) is required by law, regulation or order of a governmental authority, court or other tribunal to be disclosed.

    Consultant will use Confidential Information furnished by Supernus only for the purpose of fulfilling the obligations under this Agreement, and not for his/her own benefit. Upon expiration or termination of this Agreement, Consultant shall promptly return to Supernus (i) all Confidential Information in his possession, as well as all documents and materials that contain such Confidential Information, and (ii) all other documents, materials and other property belonging to Supernus that are in the possession or under the control of Consultant.

    All obligations set forth in this Section 4 will survive, without limitation, the expiration or termination of this Agreement. Consultant acknowledges that in the event of his/her breach or threat of breach of this Sections 4, Supernus, in addition to other legal remedies that may be available to it, shall be entitled to appropriate injunctive relief or other equitable relief in order to enforce or prevent any such violation.

5.    Non-Solicitation. During the Term of this Agreement, and for a period of two (2) years thereafter, Consultant shall not, without prior written approval of the Chief Executive Officer of Supernus, directly or indirectly through any other person, firm or corporation, whether individually or in conjunction with any other person, or as an employee, agent, representative, partner or holder of any interest in any other person, firm, corporation or other association:

    (i)     Solicit, entice away or induce any person who presently is or at any time during the Term hereof shall be an employee of Supernus to become employed by any other person, firm or corporation, and Consultant shall not approach any such employee for such purpose or authorize or knowingly approve the taking of such actions by any other person; or

    (ii) Solicit or endeavor to entice away from Supernus, or otherwise materially interfere with the business relationship of Supernus, with any customer, client or supplier of Supernus.

    In the event of any breach or violation of any restriction contained in this Section, the period specified therein shall abate during the time of any violation thereof and that portion remaining at the time of commencement of any violation shall not begin to run until such violation has been fully and finally cured.

6.    Consulting fees and expenses. The Consultant shall be paid a monthly flat-fee payment of $48,000 for assisting the new SVP Clinical Research and Operations during the Term. Consultant shall be reimbursed by Supernus for all ordinary and reasonable direct expenses which he may incur in connection with this project, including travel expenses. Consultant is solely responsible for providing, at his expense, all ordinary and necessary general and administrative expenses for the operation of his business, including those resources needed for performance of the services. This includes but is not limited to equipment (e.g. computers, fax machines, cell phones or any related costs for communication); office space and office supplies; and other business expenses such as automobile and comprehensive general liability insurance. Such general and administrative expenses are not eligible for reimbursement.
7.    Taxes. Consultant will receive an IRS form 1099 for all fees paid under this Consulting Agreement. Consultant shall assume full responsibility for payment of federal, state and local taxes, contributions required under Social Security and any other taxes imposed with respect to his receipt of fees for the Consulting Services.

8.    Consultant’s Service Obligation; Consultant’s service obligation hereunder is to use his best efforts and skills to perform the Consulting Services. Consultant shall determine, with reasonable input from Supernus, the general manner in which Consultant shall provide the Consulting Services, but in all other respects, Consultant shall be free to structure his performance of the Consulting Services as he deems reasonable. Subject to any specific deadlines or scheduling issues agreed to between Consultant and Supernus, Consultant will determine the means, methods, hours, scheduling, and location for performance of the Services. The parties agree that during the first three months of the Term, the services will require Consultant’s full professional time and attention. Thereafter, Consultant has the right to perform consulting or other services for other entities, so long as such services do not violate other provisions of this Agreement.

9.    Intellectual Property. Any inventions, improvements, concepts, or ideas made or conceived by Consultant in connection with and during the performance of the Consulting Services hereunder shall be considered the sole and exclusive property of Supernus. Any work performed by the Consultant under this Agreement shall be considered a Work Made for Hire as that phrase is defined by the United States Copyright laws and shall be owned by and for the express benefit of Supernus. In the event it should be established that such work does not qualify as a Work Made for Hire, Consultant agrees to and does hereby assign to Supernus all of his right, title and interest in such work product including, but not limited to, all copyrights, patents, trademarks and other proprietary rights. Both during the Term of this Agreement and thereafter, Consultant shall fully cooperate with Supernus in the protection and enforcement of any intellectual property rights that may derive as a result of the services performed by Consultant under the terms of this Agreement. This shall include executing, acknowledging and delivering to Supernus all documents or papers which may be necessary to enable Supernus to publish or protect said inventions, improvements, and ideas.

10.    Independent Contractor. Supernus and Consultant mutually understand and agree that Consultant shall at all times be acting and performing as an independent contractor during his performance of the Consulting Services. The parties hereto agree that no action or inaction of Consultant shall be construed to make or render Consultant the agent, employee or servant of Supernus. Consultant specifically recognizes and agrees that he shall have no claim against Supernus hereunder for pension benefits, health, worker’s compensation, life or disability insurance coverages, vacation, holiday or sick pay or other benefits of any kind.

11.    Transition. Upon termination of this Agreement, Consultant agrees to return to the Company all Confidential Information and intellectual property in his possession within one (1) week of the end of the Term. Consultant also agrees to be available for a period of one (1) week after the end of the Term to report on the status of all functions and operations with which Consultant was engaged as part of the Consulting Services.

12.    Notices. Any notice, request, demand or other communication made hereunder shall be deemed to have been given when delivered personally, when sent by overnight courier service (such as DHL or Federal Express) or when mailed by certified or registered mail, postage prepaid, to the party to whom it is to be delivered, sent or mailed at the following address (or such other address as the party shall designate by notice hereunder):

    If to Consultant, to:                 If to Supernus, to:
    Stefan Schwabe                9715 Key West Avenue
    [**]                        Rockville, MD 20850
    [**]                         Attention: Jack Khattar

13.    Entire Agreement; Amendment. This Agreement encompasses the entire agreement of the parties with respect to the subject matter hereof and there are no other related agreements or understandings, written or oral. This Agreement may not be amended, modified or superseded except by a writing signed by both parties.

14.    Severability. If any provision of this Agreement shall be determined to be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforceable to the fullest extent of the law. If any clause or provision of this Agreement is determined by a court to be unenforceable because of its duration or scope, the parties expressly agree that such court shall have the power to reduce the duration and/or restrict the scope of such clause or provision to the extent necessary to permit enforcement of such clause or provision in reduced or restricted form.

15.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon Supernus, Consultant and their respective heirs, executors, personal representatives, successors and assigns.

16.    Assignability. Consultant agrees that the services to be provided by him under this Agreement are unique and constitute a personal obligation. Consultant shall have no right to assign this Agreement or any of the rights or obligations inuring to or imposed upon him herein, and any attempted or purported assignment shall be null and void and of no effect. Consultant shall also not hire or contract with any person to assist him with the performance of the services without the prior consent of Supernus. Supernus may assign this Agreement with the consent of Consultant, which consent shall not be unreasonably withheld.

17.    Waiver. Any term or provision of this Agreement may be waived in writing at any time by the party entitled to the benefit thereof. The failure of either party at any time to require performance of any provision of this Agreement shall not affect such party’s right at a later time to enforce such provision. No consent or waiver by either party to any default or to any breach of a condition or term in this Agreement shall be deemed or construed to be a consent or waiver to any other default or breach.

18.    Resolution of Disputes – Jurisdiction. For any action or proceeding arising out of or relating to this Agreement, Supernus and Consultant agree to submit to mandatory and final binding arbitration administered by the American Arbitration Association (“AAA”), except that the parties specifically agree that any request for temporary or preliminary injunctive relief shall be non-arbitrable, and instead will be addressed in court.

    For purposes of such temporary or preliminary injunctive enforcement, Consultant hereby irrevocably and unconditionally submits to non-exclusive jurisdiction of the United States District Court for the State of Maryland, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in the State of Maryland, and waives any objection which Consultant may have to the laying of venue of any such suit, action or proceeding in any such court. Consultant and Supernus waive the right to a jury trial in the event of any dispute which arises under this Agreement.

    In furtherance of the mutual agreements in this paragraph, Consultant and Supernus specifically agree and acknowledge that any dispute under this Agreement will proceed with temporary and preliminary injunctive relief, if such relief is sought, exclusively in court, followed by a proceeding for permanent injunctive relief and/or damages in AAA arbitration.

19.    Remedies. In the event that Consultant breaches, or Supernus reasonably believes that Consultant is about to breach, any of the covenants contained in this Agreement, Consultant agrees that Supernus will be entitled to injunctive relief. Consultant recognizes that Supernus will suffer immediate and irreparable harm and that money damages alone will not be adequate to compensate Supernus or to protect and preserve the status quo. Therefore, in addition to any and all other remedies Supernus may have under this Agreement, all of which are cumulative, Consultant hereby consents to the issuance of a temporary restraining order, with or without notice, and a preliminary or permanent injunction ordering:

(a) That Consultant immediately return to Supernus all Confidential Information as defined in this Agreement, in any form, whether original, copied, computerized, handwritten, or recreated, and that Consultant be enjoined and restrained from using or disclosing all said Confidential Information and records; and

(b) That, for a period of two (2) years, commencing from the date any injunction is issued by a court pursuant to this Agreement, Consultant be enjoined from (i) soliciting, enticing or inducing any person, firm or corporation which presently is or at any time during the term hereof shall be a prospect, client or customer of Supernus to become a client or customer of any other person, firm or corporation that competes with the business of Supernus, or to otherwise discontinue, in whole or in part, its patronage and business relationship with Supernus, (ii) approaching any such person, firm or corporation for such purpose or authorizing, assisting, facilitating or knowingly approving the taking of such actions by any other person; and (iii) further, that Consultant be enjoined from accepting or doing business with any customer or client of Supernus whom Consultant has solicited in violation of this Agreement; and

(c) That, for a period of two (2) years, commencing from the date any injunction is issued by a court pursuant to this Agreement, Consultant be enjoined from (i) soliciting, enticing, recruiting or inducing any person who presently is or at any time during the term of this Agreement shall be an employee, agent or representative of Supernus to become employed or retained by any other person, firm or corporation, and (ii) approaching any such employee or representative for such purpose or authorizing, assisting, facilitating or knowingly approving the taking of such actions by any other person.

    Consultant further agrees and understands that the restraints set forth above shall apply to each and every client, customer or prospect of Supernus. Consultant understands that the identity of some of Supernus’ clients sometimes may be ascertained from public sources or be discernible by competitors of Supernus. Nonetheless, Consultant agrees that he will be acting as an agent and representative of Supernus and Consultant will be using Supernus’ assets and resources, and will be benefiting from Supernus’ goodwill, name recognition and reputation in regard to these customers and clients.

20.    Release of Claims.

    (a) In exchange for this Consulting Agreement and the consideration provided to Consultant hereunder, Consultant hereby generally and completely releases Supernus and its current and former directors, officers, employees, shareholders, partners, agents, attorneys, predecessors, successors, parent and subsidiary entities, insurers, affiliates and assigns (the “Released Parties”) from any and all claims, liabilities and obligations, both known and unknown, that arise out of or are any way related to events, acts, conduct or omissions by the Released Parties occurring prior to Consultant signing this Agreement (“Claims”).

    (b) This general release includes, without limitation, all claims arising out of or in any way related to Consultant’s employment with the Company. The released Claims include, but are not limited to, all claims related to Consultant’s compensation or benefits from the Company while employed, including salary, bonuses, commissions, vacation pay, expense reimbursements, severance pay, fringe benefits, stock, stock options, or any other ownership interests in the Company; all claims for breach of contract, wrongful termination and breach of the implied covenant of good faith and fair dealing; all tort claims, including claims for fraud, defamation, emotional distress and discharge in violation of public policy; all other statutory or common law claims in tort, contract or otherwise, including claims for any type of personal injury; and all claims for monetary or compensatory or punitive damages or other personal remedies or damages under any federal, state or local laws or causes of action, including Title VII of the Civil Rights Act of 1964; the Age Discrimination in Employment Act, 29 U.S.C. § 629 et seq. (the

“ADEA”); the Americans with Disabilities Act; the Fair Labor Standards Act; the Family and Medical Leave Act; the National Labor Relations Act, and other federal, state or local laws or causes of action providing relief for alleged discrimination or retaliation.

(c) Consultant is not releasing any claim in connection with his employment by the Company that cannot be waived under applicable state or federal law and is not releasing any rights that Consultant has to be indemnified (including any right to reimbursement of expenses) arising under applicable law, the Company’s Certificate Amended and Restated Certificate of Incorporation or Amended and Restated By-laws, any indemnification agreement between Consultant and the Company, or any directors’ and officers’ liability insurance policy (or other insurance policy) of the Company. Consultant understands and acknowledges that he is not waiving any rights or claims under the ADEA that may arise after signing this document as provided in the Older Workers Benefit Protection Act; that nothing in this Agreement prevents Consultant from filing an administrative charge of discrimination with the United States Equal Employment Opportunity Commission (“EEOC”) or state or local fair employment practices agency; and that nothing in this Agreement shall be interpreted to discourage or interfere with Consultant’s rights under the Older Workers Benefit Protection Act to test the knowing and voluntary nature of the waiver of claims under the ADEA, or to prevent the exercise of such rights. Consultant agrees not to seek, accept, or be entitled to any monetary relief, whether individually or as a member of a class or group, arising from an EEOC charge filed or on behalf of Consultant. If Consultant subsequently initiates any proceeding against the Released Parties that is covered by this release, this Agreement shall become void, and Consultant will forfeit all payments and other benefits under this Agreement, and shall be obliged to promptly tender back and repay all monies received under this Agreement to the extent permitted by law.

21.    Voluntariness. Consultant acknowledges that he has requested and received from the Company any information that he needs in order to make a knowing and voluntary release of all claims, and that he has been given adequate time of at least twenty-one (21) days to consider waiving any right to bring a claim or action under the ADEA, and the opportunity to discuss with an attorney of his choosing regarding the contents and consequences of this Agreement prior to signing. By signing this Agreement, Consultant acknowledges that he has read this Agreement, is fully aware of and understands the terms of this Agreement, is voluntarily agreeing to those terms of his own free will, without reliance upon any promises or representations made by the Company other than those contained in this Agreement, and without duress, coercion, fraud or undue influence. If Consultant has signed this Agreement prior to the expiration of the twenty-one day period, Consultant waives the right to the balance of such period of consideration and acknowledges and represents that this waiver is knowing and has not been induced by the Company. Consultant has the right to revoke his waiver of rights under the ADEA for up to seven (7) days after both parties have executed this Release.

22.     Survival. Anything herein to the contrary notwithstanding the provisions of Sections 4, 5, 8, 9, 17, 18 and 19 shall survive the termination of this Agreement or expiration of the Term and shall thereafter, as the case may be, be enforceable.

23.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to the conflicts of law principles thereof. Supernus and Consultant agree that any action related to or to enforce any term or provision of this Agreement shall be brought in the appropriate court located within the State of Maryland.

24.    Non-Public Information. Consultant acknowledges that certain information acquired by Consultant prior to or during the Term of this Agreement may be material information about Supernus or its subsidiaries and affiliates that has not yet been disclosed to the public. Consultant agrees to comply with the rules and regulations of the United States Securities and Exchange Commission (“SEC”) and laws and regulations imposed in other jurisdictions including those relating to insider trading, for as long as Consultant is in possession of such material, non-public information about Supernus or its affiliates. Consultant is familiar with the Company’s Policy Statement on Securities Trades by Directors, Officers and Employees, (the “Policy”) and agrees to be subject to the Policy during the Term, and is hereby notified that Consultant and its representatives must not trade in Supernus securities on their own behalf or on the behalf of others while in possession of any such material, non-public information or communicate such information to any other person when it is reasonably foreseeable that such other person is likely to purchase or sell Supernus securities in reliance upon such information. Consultant acknowledges that he is subject to liability under Section 16 of the Securities and Exchange Act of 1934, as amended (the “Act”), for any non-exempt purchases or sales if made within less than six (6) months of a non-exempt opposite-way transaction that occurred while Consultant served as Chief Financial Officer of the Company. Consultant agrees to inform the Company of any non-exempt transactions during the Term so that the Company can comply with applicable reporting requirements under the Act.

Consulting Agreement between
Supernus Pharmaceuticals, Inc. and Consultant

    IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

Supernus Pharmaceuticals, Inc.

Signature: /s/ Jack Khattar

Name:    Jack Khattar

Title: President & CEO

Consultant

Signature: /s/ Stefan Schwabe

Name:    Stefan Schwabe